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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of ChoicePoint Inc. and subsidiaries:

We consent to the incorporation by reference in Registration Statement No's. 333-32453 and 333-37498 of ChoicePoint Inc. on Forms S-8 of our report dated March 6, 2000 on the consolidated financial statements of DBT Online, Inc. and subsidiaries, appearing as Exhibit 99.1 in this Annual Report on Form 10-K of ChoicePoint Inc. for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
March 26, 2001